Exhibit 99.1

Mirati Therapeutics Reports Second Quarter 2014 Financial Results and Provides Business Update

SAN DIEGO — August 8, 2014 — Mirati Therapeutics, Inc. (“Mirati”) (NASDAQ: MRTX) today reported financial results for the second quarter ended June 30, 2014 and provided an update on its drug development programs.

“In the past quarter we expanded the scope of our clinical programs, identified compelling patient selection strategies targeting driver mutations, and positioned the company to obtain initial data by the end of the year from multiple proof of concept studies,” said Charles M. Baum, M.D., Ph.D., president and CEO of Mirati. “We have made significant strides in executing on our precision oncology strategy and are looking forward to achieving significant milestones within each of our programs.”

Second Quarter 2014 Business Update

MGCD265

•                  Phase 1 safety and dose escalation study ongoing

•                  Planning to initiate expansion cohorts with a goal of obtaining initial proof of concept data by the end of 2014 in patients who have genetic alterations in Met and Axl

MGCD516

•                  Phase 1 safety and dose escalation study initiated

•                  On track to identify a Phase 2 dose by the end of 2014

Mocetinostat

•                  Secured orphan drug designation for mocetinostat in myelodysplastic syndromes; orphan applications for bladder cancer and diffuse large b-cell lymphoma (DLBCL) have been submitted

•                  The mocetinostat Phase 2 dose confirmation trial is ongoing and the mocetinostat Phase 2 trials in bladder cancer and DLBCL will commence in Q3 with the goal of obtaining initial proof of concept data by the end of 2014

Second Quarter 2014 Financial Results

Cash, cash equivalents, and short-term investments were $47.4 million at June 30, 2014, compared to $62.1 million at December 31, 2013.

Research and development expenditures for the second quarter of 2014 were $7.2 million, compared to $4.5 million for the same period in 2013. Research and development expenses for the six months ended June 30, 2014 were $12.4 million, compared to $10.0 million for the same period in 2013. The Company’s research and development expenses during the second quarter and six months ended June 30, 2014 primarily consisted of costs to advance the clinical development of its three oncology programs, MGCD265, MGCD516 and mocetinostat. General and administrative expenses for the second quarter of 2014 were $2.9 million, compared to $2.4 million for the same period in 2013. General and administrative expenses for the six months ended June 30, 2014 were $5.3 million, compared to $4.9 million for the same period in 2013.

Other expense, net for the second quarter of 2014 was $0.9 million compared to $1.1 million for the same period in 2013. Other expense, net for the six months ended June 30, 2014 was $6.6 million compared to other income of $2.7 million for the same period in 2013. Other income or expense, net is comprised primarily of gains or losses arising from the change in fair value of our warrant liability.

Net loss and comprehensive loss for the second quarter was $11.0 million, or $0.82 per share, compared to net loss and comprehensive loss of $8.0 million, or $0.80 per share for the same period in 2013. Net loss and comprehensive loss for the six months ended June 30, 2014 was $24.7 million, or $1.83 per share, compared to net loss and comprehensive loss of $12.2 million, or $1.23 per share for the same period in 2013.

About Mirati Therapeutics

Mirati Therapeutics is a targeted oncology company developing an advanced pipeline of breakthrough medicines for precisely defined patient populations. Mirati’s approach combines the three most important factors in oncology drug development - drug candidates with complementary and compelling targets, creative and agile clinical development, and a highly accomplished precision medicine leadership team. The Mirati team is using a proven blueprint for developing targeted oncology medicines to advance and maximize the value of its pipeline of drug candidates, including MGCD265 and MGCD516, which are orally bioavailable, multi-targeted kinase inhibitors with distinct target profiles, and mocetinostat, an orally bio-available, spectrum-selective histone deacetylase inhibitor. More information is available at www.mirati.com.

Forward Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the timing of initiating and reporting data from clinical trials, the potential for MGCD265 to show signals of activity in Met and Axl pathways and the potential for accelerated approval pathways.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

###

Company Contact:

Mirati Therapeutics Inc.

Mark J. Gergen

Executive Vice President & COO

858-332-3410

Investor Relations and Media Relations:

Jason Spark

Canale Communications

619-849-6005

jason@canalecomm.com

Mirati Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets
Cash, cash equivalents and short-term investments	$47,417	$62,070
Other current assets	1,744	2,145
Total current assets	49,161	64,215

Other assets	24	—
Property and equipment, net	479	322
Total assets	$49,664	$64,537

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	5,915	5,245
Warrant liability	38,924	33,407
Total liabilities	44,839	38,652

Stockholders’ equity	4,825	25,885
Total liabilities and stockholders’ equity	$49,664	$64,537

Mirati Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands except per share data, unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Expenses
Research and development	$7,236	$4,510	$12,443	$9,985
General and administrative	2,878	2,382	5,293	4,906
Restructuring costs	—	—	334	—
Total operating expenses	10,114	6,892	18,070	14,891

Loss from operations	(10,114)	(6,892)	(18,070)	(14,891)

Other income (expense), net	(924)	(1,079)	(6,624)	2,722

Loss before income taxes	(11,038)	(7,971)	(24,694)	(12,169)

Income tax expense	—	41	—	60

Net loss	$(11,038)	$(8,012)	$(24,694)	$(12,229)

Unrealized gain on available-for-sale investments	24	—	34	—

Comprehensive loss	$(11,014)	$(8,012)	$(24,660)	$(12,229)

Basic and diluted net loss per share	$(0.82)	$(0.80)	$(1.83)	$(1.23)

Weighted average number of shares used in computing net loss per share, basic and diluted	13,499	9,958	13,467	9,958